EX-28.a.i

BRIDGEWAY FUNDS, INC.
ARTICLES SUPPLEMENTARY

Bridgeway Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the aggregate number of shares of capital stock that the Corporation has the authority to issue by one billion (1,000,000,000) shares, from one billion (1,000,000,000) shares to two billion (2,000,000,000) shares.

SECOND:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) of the shares of capital stock of the Corporation resultant from the increase of authorized capital stock effected by these Articles Supplementary as a new class of capital stock, such class being designated the “Small-Cap Momentum Fund, Class N.”

THIRD:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue one billion (1,000,000,000) shares of capital stock, with a par value of $.001 per share, for an aggregate par value of $1,000,000, which shares were classified and designated as follows:

Class	Number of Shares Classified and Designated
Aggressive Investors 1 Fund Class N	15,000,000
Aggressive Investors 2 Fund Class N	130,000,000
Ultra-Small Company Fund Class N	5,000,000
Ultra-Small Company Market Fund Class N	100,000,000
Micro-Cap Limited Fund Class N	10,000,000

Small-Cap Growth Fund Class N Small-Cap Growth Fund Class R	100,000,000 40,000,000
Small-Cap Value Fund Class N Small-Cap Value Fund Class R	100,000,000 40,000,000
Large-Cap Growth Fund Class N Large-Cap Growth Fund Class R	100,000,000 40,000,000
Large-Cap Value Fund Class N Large-Cap Value Fund Class R	100,000,000 40,000,000
Blue-Chip 35 Index Fund Class N	130,000,000
Balanced Fund Class N	50,000,000

(b) Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue two billion (2,000,000,000) shares of capital stock, with a par value of $.001 per share, for an aggregate par value of $2,000,000, which shares will be classified and designated as follows:

Class	Number of Shares Classified and Designated
Aggressive Investors 1 Fund Class N	15,000,000
Aggressive Investors 2 Fund Class N	130,000,000
Ultra-Small Company Fund Class N	5,000,000
Ultra-Small Company Market Fund Class N	100,000,000
Micro-Cap Limited Fund Class N	10,000,000

Small-Cap Growth Fund Class N Small-Cap Growth Fund Class R	100,000,000 40,000,000
Small-Cap Value Fund Class N Small-Cap Value Fund Class R	100,000,000 40,000,000
Large-Cap Growth Fund Class N Large-Cap Growth Fund Class R	100,000,000 40,000,000
Large-Cap Value Fund Class N Large-Cap Value Fund Class R	100,000,000 40,000,000
Blue-Chip 35 Index Fund Class N	130,000,000
Balanced Fund Class N	50,000,000
Small-Cap Momentum Fund Class N	100,000,000
Undesignated	900,000,000

FOURTH:  A description of the Small-Cap Momentum Fund, Class N, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

Except as provided in the Charter of the Corporation, the shares of the Small-Cap Momentum Fund, Class N shall be identical in all respects with the shares of the Corporation’s other classes.

FIFTH:  Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

SIXTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on February 12, 2010, duly authorized and adopted resolutions increasing the aggregate number of shares of capital stock that the Corporation has authority to issue and designating and classifying the capital stock as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, Bridgeway Funds, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President  and attested to by its Secretary on this 4th day of March, 2010; and its President acknowledges that these Articles Supplementary are the act of Bridgeway Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                                                   BRIDGEWAY FUNDS, INC.

/s/Debbie Hanna                                                      /s/Michael D. Mulcahy
Debbie Hanna, Secretary                                        Michael D. Mulcahy, President